Exhibit 99.1

NEWS RELEASE

Arthur J. Gallagher & Co. Announces Termination of Agreement to

Acquire Certain Willis Towers Watson plc Brokerage Operations

Rolling Meadows, IL, July 26, 2021 — Arthur J. Gallagher & Co. (NYSE: AJG) today announces the termination of its May 12, 2021 agreement to acquire certain Willis Towers Watson plc brokerage operations as a result of Aon plc and Willis Towers Watson plc terminating their combination agreement.

In conjunction with the termination announcement, Gallagher plans to exercise the special optional redemption feature of its $650 million tranche of 10-year senior notes issued on May 20, 2021. Additionally, Gallagher is evaluating opportunities to deploy its excess cash position through its merger program as well as possible share repurchases. The company plans to provide further updates on its second quarter 2021 earnings call on July 29, 2021 after the market close.

Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to expectations or forecasts of future events and use words such as “expect,” “intend,” “plan,” “potential,” and other similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “see,” “should,” “will” and “would.” You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Examples of forward-looking statements in this press release include, but are not limited to, statements regarding Gallagher’s plans to redeem its senior notes, deploy its excess cash, and provide further updates with respect to these and other matters relating to the termination of its agreement to acquire certain Willis Towers Watson plc operations. Readers are cautioned against relying on any forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include risks that could negatively affect the success of our acquisition strategy, including the impact of current economic uncertainty on our ability to source, review and price acquisitions, continuing consolidation in our industry and growing interest in acquiring insurance brokers on the part of private equity firms and newly public insurance brokers, which could make it more difficult to identify targets and could make them more expensive, the risk that we may not receive timely regulatory approval of desired transactions, execution risks, integration risks, poor cultural fit, the risk of post-acquisition deterioration leading to intangible asset impairment charges, and the risk we could incur or assume unanticipated liabilities such as cybersecurity issues or those relating to violations of anti-corruption and sanctions laws; failure to successfully and cost-effectively integrate recently acquired businesses and their operations or fully realize synergies from such acquisitions in the expected; the current or a future economic downturn or unstable economic conditions, whatever the cause, including the effects of the COVID-19 pandemic, or other factors like Brexit, worsening international relations, tariffs, trade wars, political violence and unrest in the U.S. or around the world, or climate change and other long-term environmental, social and governance matters and global health risks; volatility of the price of our common stock; diversion of management’s attention from ongoing business operations and opportunities; and additional factors discussed in the section entitled “Information Concerning Forward-Looking Statements” in Gallagher’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 and “Risk Factors” in Gallagher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The COVID-19 pandemic currently amplifies, and in the future could continue to amplify, the risks, uncertainties and assumptions, reflected in such forward looking statements and risk factors. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein.

Arthur J. Gallagher & Co. (NYSE: AJG), a global insurance brokerage, risk management and consulting services firm, is headquartered in Rolling Meadows, Illinois. The company has operations in 56 countries and offers client service capabilities in more than 150 countries around the world through a network of correspondent brokers and consultants.

Contact:

Ray Iardella

VP – Investor Relations

630-285-3661/ray_iardella@ajg.com

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